Exhibit 10.10

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 4 day of October, 2017 (the “Effective Date”), by and among Entera Bio Ltd., an Israeli company (the “Company") and those individuals and entities listed on Schedule A hereto (including each of the 2012 Lenders which are party to a convertible financing agreement entered into with the Company as of November 2012) (the “Investors").

W I T N E S S E T H:

WHEREAS, the Company and several of its shareholders and noteholders are party to that certain Amended and Restated Investors Rights Agreement (the "Prior Agreement");

WHEREAS, the parties wish to enter into this Agreement and to amend and restatethe Prior Agreement, in accordance with Section 3.4 of the Prior Agreement, as set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.      Affirmative Covenants.

1.1              Delivery of Financial Statements. The Company shall, subject to Section 1.5 below, deliver to each of the Major Holders (as defined below):

1.1.1.  As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such year, and statements of income and statements of cash flow of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with International Financial Reporting Standards (“IFRS”), audited by an accounting firm in the State of Israel associated with one of the “Big 4” firms of Independent Certified Public Accountants, and accompanied by an opinion of such firm which opinion shall state that such balance sheet, statements of income and cash flow have been prepared in accordance with IFRS applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with IFRS;

1.1.2.  As soon as practicable, but in any event within sixty (60) days after the end of the first three quarters of each fiscal year of the Company, an unaudited balance sheet of the Company as of the end of each such period and unaudited statements of (i) income and (ii) cash flow of the Company for such period and, in the case of the first, second and third quarterly periods, for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, all in reasonable detail, and certified, by the chief financial officer (or if none, by the chief executive officer) of the Company, that such financial statements were prepared in accordance with IFRS applied on a basis consistent with that of preceding periods and, except as otherwise stated therein, fairly present the financial position of the Company as of their date subject to changes resulting from year-end audit adjustments, and all reviewed by an accounting firm in the State of Israel associated with one of the “Big 4” firms of Independent Certified Public Accountants;

1.1.3.  Promptly upon request of the Major Holder, an up-to-date capitalization table of the Company, showing the number of shares of each class and series of share capital and securities convertible into or exercisable for shares of share capital outstanding at the end of the period, the Ordinary Shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Ordinary shares and the exchange ratio or exercise price applicable thereto, and the number of shares of issued share options and share options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Holder to calculate its respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct.

1.2                   Reserved.

1.3                   Accounting. The Company shall maintain and cause each of its Subsidiaries (as defined below) to maintain a system of accounting established and administered in accordance with IFRS consistently applied, and will set aside on its books and cause each of its operating Subsidiaries to set aside on its books all such proper reserves as shall be required by IFRS. For purpose of this Agreement, a “Subsidiary” means any corporation or entity at least a majority of whose voting securities are at the time owned by the Company, or by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

1.4                   Confidentiality. Each of the parties hereto agrees that any confidential information obtained from the Company, including, without limitation, pursuant to Section 1.1 will be held in strict confidence, will not be disclosed to any person or entity without the prior written consent of the Company and will not be used for any purpose, other than with respect to such party's rights as a shareholder in the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 1.4 by such party), (b) is or has been independently developed or conceived by such party without use of or reference to the Company’s confidential information, or (c) is or has been made known or disclosed to such party by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided that such party may disclose confidential information to its (i) attorneys, accountants and consultants, to the extent necessary to obtain their services in connection with monitoring its investment or holdings in the Company, (ii) to any prospective purchaser of any Registrable Securities from such party, provided that such prospective purchaser is not a competitor of the Company, agrees to be bound by the provisions of this Section 1.4 and prior to any such disclosure executes a confidentiality agreement acceptable to the Company in its reasonable discretion, (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such party in the ordinary course of business, provided that such party informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and prior to any such disclosure executes a confidentiality undertaking similar to those under this Section 1.4; or (iv) as may otherwise be required by law, provided that such party promptly notifies the Company of such disclosure, takes reasonable steps to minimize the extent of any such required disclosure and at the request of the Company provides reasonable assistance in obtaining an order protecting the information from public disclosure.

1.5                   Termination of Financial Information Rights. The Company’s obligation to deliver the financial statements and other information under Section 1.1 shall terminate and shall be of no further force or effect (i) immediately upon the closing of the Company’s underwritten public offering of the Company’s shares pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), or other equivalent law of another jurisdiction (ii) when the Company (or any surviving or successor entity) becomes subject to the periodic reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Amended Articles, whichever event occurs first.

1.6                   Covered Persons. The Company acknowledges that Centillion Fund and its affiliates, members, equity holders, director representatives, partners, employees, agents and other related persons are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates (the “Company Industry Segment”). Accordingly, the Company and Centillion Fund acknowledge and agree that a Covered Person shall, subject to any applicable law, including without limitation, with respect to any Covered Person which is a member of the Board, his fiduciary duties and the provisions of sections 254 and 255 of the Israeli Companies Law, 1999, as shall be amended from time to time:

(a)        have no duty to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company Industry Segment or is otherwise competitive with the Company, and

(b)       in connection with making investment decisions, to the fullest extent permitted by law, have no obligation of confidentiality or other duty to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into such Covered Person’s possession, whether as a director, investor or otherwise (the “Information Waiver”), provided that the Information Waiver shall not apply, and therefore such Covered Person shall be subject to such obligations and duties as would otherwise apply to such Covered Person under applicable law, if the information at issue (i) constitutes material non-public information concerning the Company or otherwise subject to confidentiality obligation of Centillion Fund towards the Company, including under Section 1 herein, or (ii) is covered by a contractual obligation of confidentiality to which the Company is subject.

1.6.1.  Notwithstanding anything in this Section 1.6 to the contrary, nothing herein shall be construed as a waiver of any Covered Person’s duty of loyalty or obligation of confidentiality with respect to the disclosure of confidential information of the Company including without limitation such non-use and confidentiality obligations with respect to information provided pursuant to this Agreement and/or such obligations and duties of any member of the Board of Directors.

1.6.2.  For the purpose of this Section 1.6, “Covered Persons” shall mean the Preferred A Director.

1.7              FCPA. The Company represents that it shall not -- and shall not permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to -- promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any Non-U.S. Official, in each case, in violation of the United States Foreign Corrupt Practices Act (“FCPA”) the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall -- and shall cause each of its Subsidiaries and Affiliates to -- cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall -- and shall cause each of its Subsidiaries and Affiliates to -- maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

1.8              Post-IPO Board. Following an IPO or the Registration of the Registrable Securities pursuant to a Registration Statement, whichever occurs first, (i) pursuant to which the Company’s Ordinary Shares shall be listed on the NASDAQ or NYSE MKT LLC (AMEX), so long as Centillion Fund and its Affiliates hold an aggregate of at least ten percent (10%) of the Company's issued and outstanding Ordinary Shares and subject to applicable law, the Company shall nominate, if so requested by Centillion Fund, a designee of Centillion Fund for election by the Company's shareholders as a member of the Company’s Board and shall recommend that the Company's shareholders vote in favor of such election and (ii) the rights of those lenders which are party to that certain Convertible Financing Agreement with the Company dated as of November 2012 (as listed therein, the “2012 Lenders”) to collectively elect one member of the Company's Board of Directors set forth in Section 10.1 thereof shall immediately, upon the consummation of such IPO or the Registration of the Registrable Securities on a Registration Statement pursuant to Section 2.1(a)(i), whichever occurs first, terminate, and (iii) the rights of those lenders which are party to that certain Convertible Financing Agreement with the Company dated as of June 14, 2016 ("2016 CLA") to collectively elect one member of the Company's Board of Directors shall immediately, upon the consummation of such IPO or the Registration of the Registrable Securities on a Registration Statement pursuant to Section 2.1(a)(i), whichever occurs first, terminate.

1.9               Right to Conduct Activities. The Company hereby agrees and acknowledges that Centillion Fund (together with its Affiliates) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently propose to be conducted). The Company hereby agrees that, to the extent permitted under applicable law, Centillion Fund shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by Centillion Fund in any entity competitive with the Company, or (ii) actions taken by any partner, officer or other representative of Centillion Fund to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company; provided, however, that the foregoing shall not relieve (x) Centillion Fund from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

2.      Registration. The following provisions govern the registration of the Company’s securities:

2.1              Definitions. As used in this Agreement, the following terms have the following meanings:

2.1.1.  “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

2.1.2.  “Amended Articles” means the Amended and Restated Articles of Association of the Company as in effect from time to time.

2.1.3.  “DNA Registrable Securities” means aggregate amount of 11,000 Ordinary Shares, Preferred Shares and Ordinary Shares issued or issuable upon conversion of Preferred Shares, in each case which were originally issued to DNA, provided that if the IPO or Registration Statement of the Company’s Ordinary Shares for trading by the Cutoff Date pursuant to Section 2.1(a)(i), then such number of Ordinary Shares shall be increased to 14,000; in each case, whether such shares have been transferred to any other shareholders of the Company on or following the Effective Date.

2.1.4.  “Holder” means any holder of outstanding Registrable Securities (as defined below) or shares convertible into Registrable Securities, who acquired such Registrable Securities or shares convertible into Registrable Securities in a transaction or series of transactions not involving any registered public offering, and who is a party to this Agreement. Notwithstanding anything to the contrary herein, for the purpose of Sections 2.3 and 2.4 below, the 2012 Lenders shall not be deemed to be Holders.

2.1.5.  “Form F-3” means Form F-3 under the Securities Act, as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission (“SEC”) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

2.1.6.  “IPO” means the closing of the Company’s initial underwritten public offering of its Ordinary Shares pursuant to an effective Registration Statement, or equivalent law of another jurisdiction.

2.1.7.       “Major Holders” means any Holder that, individually or together with such Holder’s Permitted Transferee (as defined in the Amended Articles), holds at 5% of the Company's issued and outstanding share capital. Notwithstanding anything to the contrary herein, for the purpose of Section 1 above, D.N.A. Biomedical Solutions Ltd (“DNA”) and the 2012 Lenders shall not be deemed to be Major Holders.

2.1.8.  “Ordinary Shares” means shares of the Company’s Ordinary Shares, par value NIS 0.01 per share.

2.1.9.  “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

2.1.10.                      “Preferred Shares” means shares of the Company’s Series A Preferred Shares, par value NIS 0.01 per share, Series B Preferred Shares, par value NIS 0.01 per share and Series B-1 Preferred Shares, par value NIS 0.01 per share.

2.1.11.                      “Register”, “registered” and “registration” refer to a registration effected by filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such Registration Statement, or the equivalent actions under the laws of another jurisdiction.

2.1.12.                      "Registrable Securities" means all (i) Ordinary Shares issued or issuable upon conversion of Preferred Shares (including all Preferred Shares issuable following January 29, 2014 and upon exercise of the warrants to purchase Preferred Shares), and all Ordinary Shares or Preferred Shares of any Holder may purchase on or following January 29, 2014 pursuant to its preemptive rights, rights of first refusal, options, warrants or otherwise, and (ii) Ordinary Shares of any Holder which were purchased prior to January 29, 2014 (the “Ordinary Registrable Securities”); excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 2.9 and any Registrable Securities the sale of which by the Holder thereof are not subject to any holding period or volume limitations set forth in Rule 144 under the Securities Act.

2.1.13.                      “Registration Statement” means the registration statement of the Company filed under the Securities Act covering the Registrable Securities.

2.1(a) Registration of Securities. Notwithstanding anything else to the contrary in this Agreement, (i) the Company shall have filed a Registration Statement of the Company’s Ordinary Shares and shall use its best efforts that such Registration Statement will be declared effective by the SEC for trading no later than February 28, 2018 (“Cutoff Date”), and (ii) Company shall use its best efforts to apply for an approval from NASDAQ for the Company’s Ordinary Shares to trade on the NASDAQ by the Cutoff Date.

2.2               Incidental Registration. If the Company at any time, beginning immediately following the closing of the IPO, proposes to register any of its securities for its own account, other than in a demand registration under Section 2.3 or Section 2.4 of this Agreement or other than a registration relating to employee benefit plans or registration relating to corporate reorganization, or other transactions on Forms F–4 or any successor form, or a registration on any registration form that does not permit secondary sales or does not include substantially the same information statement covering the sale of the Registrable Securities, it shall promptly give notice to the Holders of such intention. Upon the written request of any Holder given within fourteen (14) days after receipt of any such notice, the Company shall, subject to the provisions of this Section 20, cause to be registered all of the Registrable Securities indicated in such request, so as to permit the disposition of the shares so registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

If the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of securities that are entitled to be included in the registration shall be allocated in the following order of priority (the “Incidental Registration Priority”): first, the Company shall be entitled to register all of the securities the Company wishes to register for its own account, subject to the provisions of Section 2.3. below; second, if remaining, each of the Holders, other than DNA, shall be entitled to register such number of Registrable Securities (excluding any Ordinary Registrable Securities) requested to be registered by each of them (pro rata to the respective number of such Registrable Securities (not including the Ordinary Registrable Securities) requested by each such Holders to be included in the registration); third, DNA and any Holder of the Ordinary Registrable Securities shall be entitled to register such number of Registrable Securities requested to be registered by it (pro rata to the respective number of such Registrable Securities); fourth, if remaining, any other securities of the Company held by other shareholders. Notwithstanding any other provision of this Section 20, following the IPO (i.e., a second or any subsequent Company initiated registration), the aggregate amount of Registrable Securities which shall have the right to participate in any proposed registration following the IPO shall not be reduced below twenty-five percent (25%) of the aggregate amount of securities proposed to be so registered.

Notwithstanding anything to the contrary in this Agreement (including without limitation, the above Incidental Registration Priority), in the event the Company has filed with the SEC a Registration Statement in connection with its IPO (the “IPO Registration Statement”), it shall use its reasonable best efforts to (i) include in such IPO Registration Statement a prospectus relating to the resale of all of the DNA Registration securities or (ii) have declared effective substantially concurrently with the IPO Registration Statement, a separate Registration Statement  that shall include for resale under the Securities Act all of the DNA Registrable Securities (the “DNA Registration Priority”), so as to permit the disposition of such DNA Registrable Securities so registered following the closing of the IPO or any other first registration of the Ordinary Shares. It is hereby clarified that any Holder of the DNA Registrable Securities shall be entitled to the DNA Registration Priority. For the avoidance of doubt, the Company shall have no obligation to include the DNA Registrable Securities in any prospectus relating to the Company’s IPO or any subsequent underwritten offering of the Company’s Ordinary Shares except as otherwise set forth in this Section 2.

2.3              Demand Registration.

2.3.1.  General. Subject to the provisions of this Section 2.3.1, beginning 180 days following the closing of the IPO and until and for such time as the Company has qualified and remains eligible for registration under Form F-3 or any comparable or successor form or forms (as set forth in Section 2.4 below), upon the written request (a "Demand Notice") of holders holding at least 10% of the aggregate Registrable Securities then held by all the Holders other than DNA (collectively the "Demand Party") requesting that the Company effect the registration under the Securities Act of all or part of such Demand Party's Registrable Securities, and specifying the amount and intended method of disposition thereof, including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a "Shelf Registration"), thereupon the Company will promptly give written notice of such requested registration to each of the other Holders and thereupon will, as expeditiously as reasonably practicable (and in any event no later than fifteen (15) days after the date of the Demand Notice), file and use its reasonable commercial efforts to cause to be declared effective under the Securities Act a registration statement to effect the registration under the Securities Act of the following. Nothing in this Section 2.3 shall limit the right of any Holder to request the registration of the Registrable Securities issuable upon (i) conversion of the Preferred Shares held by such Holder (subject to such conversion occurring prior to the completion of the sale of the underlying Registrable Securities) or (ii) exercise of the warrants held by such Holder (subject to such exercise occurring prior to the completion of the sale of the underlying Registrable Securities), notwithstanding the fact that at the time of the request such Holder holds Preferred Shares or warrants, as the case may be, and not Registrable Securities.

2.3.2.  Shelf Take-Downs. Any of the Holders whose Registrable Securities have been registered pursuant to a Shelf Registration may initiate an offering or sale of Registrable Securities pursuant to such Shelf Registration (each, a "Shelf Take-Down") and, except as set forth in this Section 2.3.2 with respect to an underwritten offering for the Registrable Securities with respect to a registration statement effected pursuant to this Section 2.3 (each, a "Marketed Underwritten Offering"), such Holder shall not be required to permit the offer and sale of Registrable Securities by other Holders in connection with such Shelf Take-Down. If the initiating Holders so elect by written request to the Company, a Shelf Take-Down may be in the form of an underwritten offering (an "Underwritten Shelf Take-Down"), and the Company shall, if so requested, file and effect an amendment or supplement of the Shelf Registration for such purpose as soon as practicable. Only the Demand Party shall have the right to initiate an Underwritten Shelf Take-Down that is a Marketed Underwritten Offering, and any such Underwritten Shelf Take-Down that is a Marketed Underwritten Offering shall be deemed to be a registration pursuant to Section 2.3.1, and the Company shall provide notice to the other Holders of such registration in accordance with the provisions of Section 2.3.1.

2.3.3.  Effective Registration Statement. A registration requested pursuant to this Section 2.3 will not be deemed to have been effected unless: (i) it has been declared effective by the SEC or has otherwise become effective under the Securities Act, or (ii) it has been filed with the SEC but abandoned or withdrawn at the request of the Demand Party prior to effectiveness, other than an abandonment or withdrawal requested because of the trailing 10-trading day average stock price of the Company's Ordinary Shares falling eighteen percent (18%) or more since the delivery of a request for registration pursuant to this Section 2.3.

2.3.4.  Priority in Demand Registrations; Right to Abandon or Withdraw. If a requested registration pursuant to this Section 2.3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities (including Registrable Securities) to be included in such registration as contemplated by the Holders and the Company would be likely to exceed the largest number of Equity Securities that can be sold without having an adverse effect on the success of such offering, including any impact on the selling price or the number of Equity Securities that can be sold (the "Maximum Offering Size"), then the Company shall include in such registration (i) first, 100% of the Registrable Securities requested to be included in such registration by the Demand Party (other than DNA) and other Holders (other than DNA) of Registrable Securities (not including the Ordinary Registrable Securities) who have requested that their Registrable Securities be included up to the Maximum Offering Size (such Registrable Securities allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among the Demand Party and the other Holders of Registrable Securities so requested to be included in such registration by each); (ii) second, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, the securities requested to be included in such registration by DNA and other Holders of Ordinary Registrable Securities up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size (pro rata to the respective number of such Registrable Securities in this subsection (ii)); and (iii) third, to the extent the managing underwriter believes additional securities can be sold in the offering without exceeding the Maximum Offering Size, the securities the Company proposes to sell up to the number of securities that, in the opinion of such managing underwriter, can be sold without exceeding the Maximum Offering Size. Notwithstanding the foregoing, if the managing underwriter of any underwritten offering shall advise the Holders participating in a registration pursuant to this Section 2.3 that the Registrable Securities covered by the registration statement cannot be sold in such offering within the price range agreed in advance by the Demand Party or that all of the Registrable Securities requested to be included in a registration by a Demand Party pursuant to this Section 2.3 cannot be sold in the manner requested, then the Demand Party shall have the right to notify the Company that it has determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement; it being understood that in the event the Demand Party exercises its right set forth in this sentence, the Company shall remain liable for any Registration Expenses pursuant to Section 2.6, provided that such abandoned or withdrawn registration statement shall be deemed "effected" for purposes of Section 2.3.6 below.

2.3.5.  Notification of Sales. Prior to the sale of any Registrable Securities pursuant to a Shelf Registration, the Holders shall give reasonable prior written notice of such sale to the Company under the particular circumstances, but in any event at least one (1) Business Days prior notice, which notice may contemplate possible sales by the Holder over a period of time not to exceed one (1) month but need not specify the number of Registrable Securities to be sold, the method of distribution or proposed purchaser or underwriter. Delivery of such notice shall not obligate the Holders to consummate such sale.

2.3.6.  Exception to the Company’s Obligation. In no event shall the Company be required to effect more than three (3) registrations pursuant to Section 2.3.

2.4              Form F-3 Registration. As soon as practical after its initial public offering, the Company shall use its reasonable best efforts to fulfill all reporting requirements and qualify for registration on Form F-3 or any comparable or successor form or forms and to maintain such qualification after the Company has qualified for the use of Form F-3. After the Company has qualified for the use of Form F-3, the Holders of at least ten percent (10%) of the Registrable Securities then held by all the Holders other than DNA shall have the right to submit a written request or requests that the Company effect a registration on Form F-3, and any related qualification or compliance, with respect to Registrable Securities where the aggregate net proceeds from the sale of such Registrable Securities are equal to not less than one million United States dollars ($1,000,000). The Company shall, within ten (10) days after receipt of any such request, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and include in such registration all Registrable Securities held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within ten (10) days after the receipt of the Company’s notice. Thereupon, the Company shall use its reasonable commercial efforts, subject to the provisions of this Section 2.4, to effect such registration and all such qualifications and compliances as may be reasonably so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request, provided that if the Company shall not be able to include all the Registrable Securities of all the Holders the registration preferences set forth in Section 2.3.4 above shall apply mutatis mutandis; provided, further, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.4, (i) if Form F-3 is not available for such offering by the Holders; (ii) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for such Form F-3 registration statement to be effected at such time, because such action would (A) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (B) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (C) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or (iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form F-3 for the Holders pursuant to this Section 2.4 provided that as of and for such time as the Company has qualified and remains eligible for registration under Form F-3 or any comparable or successor form or forms, the maximum number of registrations on Form F-3 shall be increased from two (2) registrations by the number of demand registrations remaining available to the Holders at such time pursuant to Section 2.3.6; (iv) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.5                   Designation of Underwriter. (a) In the case of any registration effected pursuant to Sections 2.3 or 2.4, the Holders that submitted the request for registration shall have the right to designate the managing underwriter(s), investment bankers and managers for such registration in any underwritten offering; provided, however, that the selected underwriter(s) is subject to the Company’s approval, which shall not be unreasonably withheld. (b) In the case of any registration initiated by the Company, unless otherwise agreed by the parties, the Company shall have the right to designate the managing underwriter in any underwritten offering and the Company shall not be required to include any of the Holders' Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, provided that such terms of the agreement between the Company and underwriters shall be in usual and customary form and provided further that in no event shall contradict the terms of this Agreement.

2.6                   Expenses. All customary expenses, including without limitation the reasonable fees and expenses of one counsel for the Holders incurred in connection with any registration under Sections 2, 2.3 or 2.4 (only with respect to the first three (3) Form F-3 registration requirements by the Holders) shall be borne by the Company, provided that as of and for such time as the Company has qualified and remains eligible for registration under Form F-3 or any comparable or successor form or forms, this number shall be increased by the number of demand registrations remaining available to the Holders at such time pursuant to Section 2.3.6; provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of discounts and commissions payable to any underwriter.

2.7                   Indemnities. In the event of any registered offering of Registrable Securities pursuant to this Section 2:

2.7.1.  The Company will indemnify and hold harmless, to the extent permitted by law, any Holder, whose Registrable Securities are included in the registration, and any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages (excluding indirect or consequential damages), claims, liabilities, joint or several, costs and expenses (including reasonable legal expenses and any amounts paid in any settlement effected with the Company’s consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, and the Company will reimburse the Holder, such underwriter and each such controlling person of the Holder or the underwriter, promptly upon written demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable to any Holder, underwriter or controlling person in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Holder, such underwriter or such controlling persons claiming for indemnification in writing specifically for inclusion therein; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further, that the indemnity agreement contained in this Section 2.7.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling shareholder, the underwriter or any controlling person of the selling shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling shareholder. Such indemnity shall survive the transfer of securities by a selling shareholder.

2.7.2.  Each Holder participating in a registration hereunder will furnish to the Company in writing any information regarding such Holder and his or her intended method of distribution of Registrable Securities as the Company may reasonably request and will indemnify and hold harmless the Company, any underwriter for the Company, any other person participating in the distribution and each person, if any, who controls the Company, such underwriter, or such other person from and against any and all losses, damages (excluding indirect or consequential damages), claims, liabilities, costs or expenses (including reasonable legal expenses and any amounts paid in any settlement effected with the selling shareholder’s consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, but, in each case, only to the extent of such information relating to such Holder and provided in writing by such Holder, and each such Holder will reimburse the Company, any underwriter, any other person participating in the distribution and each such controlling person of the Company, any underwriter or other person, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement shall be individual and several by each Holder and shall not be joint. The foregoing indemnity is also subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the final prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company, (ii) any underwriter and any person, if any, controlling the Company or the Underwriter, if a copy of the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided further, that the indemnity agreement contained in this Section 2.7.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.7.3.  Promptly after receipt by an indemnified party, pursuant to the provisions of Section 2.7.1 or 2.7.2, of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 2.7.1 or 2.7.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Section 2.7.1 or 2.7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within fifteen (15) days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, unless otherwise approved in writing by such indemnified party.

2.7.4.  Notwithstanding anything to the contrary herein, the foregoing indemnity agreements of the parties in this Section 2.7 are subject to the condition that, insofar as they relate to losses, damages, claims, liabilities, costs and expenses arising from any untrue statement or alleged untrue statement of a material fact contained, or omission or alleged omission of a material fact from, a preliminary prospectus (or necessary to make the statements therein not misleading) that has been corrected in the form of prospectus included in the registration statement at the time it becomes effective, or any amendment or supplement thereto filed with the SEC under the Securities Act (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and such indemnified party failed to deliver, at or before the confirmation of the sale of the shares registered in such offering, a copy of the Final Prospectus to the person asserting the loss, liability, claim or damage, in any case in which such delivery was required under the Securities Act.

If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

2.7.5.  Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.7, and otherwise shall survive the termination of this Agreement.

2.8            Obligations of the Company. Whenever required under this Section 2 to effect the Registration of any Registrable Securities, unless otherwise specified therein, the Company shall, as expeditiously as reasonably possible:

2.8.1.  prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its reasonable commercial efforts to cause such registration statement to become effective as soon as possible, and keep such registration statement effective for a period of up to six (6) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed;

2.8.2.  prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement;

2.8.3.  furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

2.8.4.  use its commercially reasonable efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that in no event shall the Company be required to qualify to do business in any state or other jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

2.8.5.  in the event of any underwritten public offering, use its commercially reasonable efforts to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

2.8.6.  notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event that comes to its knowledge, as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

2.8.7.  use its commercially reasonable efforts to cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

2.8.8.  provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

2.8.9.  furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 2 at such Holder’s expense, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, or, if such securities are nor being sold through underwriters, to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, or if such securities are not being sold through underwriters, to the Holders requesting registration of Registrable Securities; and

2.8.10.       use reasonable best efforts to make available certain of the executive officers of the Company (which in any event shall include the Company's chief executive officer) as reasonably requested by the underwriters in connection with a Marketed Underwritten Offering and to provide reasonable cooperation to such underwriters.

2.9            Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may not be assigned except as hereinafter provided. Any Holder may assign its rights to cause the Company to register Registrable Securities pursuant to this Section 2 (but only with all related obligations) to a transferee of such Registrable Securities; provided that (i) the Company is, within ten (10) days after such transfer, furnished with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned; and (ii) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.9. Such transferee to whom registration rights under this Section 2 are duly assigned in accordance with this Section 2.9 shall not be treated for any purpose herein as an assignee of such rights unless and until the Company has been furnished with the notice under clause (i) above and with a copy of the undertaking under clause (ii) above and, until such time, the transferring Holder shall continue to be regarded and treated as a Holder with respect to such Registrable Securities.

2.10        Lock-Up. Each Holder hereby agrees that, if so requested by the representative of the lead or managing underwriters of an IPO effected by the Company pursuant to a registration statement (the “Managing Underwriter”), such Holder shall not, without the prior consent of the Managing Underwriter, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Registrable Securities or any securities of the Company (whether such shares or any such securities are then owned by the Holder, or are thereafter acquired), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Registrable Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise, during the period specified by the Managing Underwriter, with such period not to exceed 180 days following the effective date of such IPO (the “Market Standoff Period”), provided that the Market Standoff Period may be extended as required pursuant to applicable law, rule or regulation (including any rule or regulation of FINRA); provided however, notwithstanding any request of the managing underwriters or the Company, any Holder of the DNA Registrable Securities (including without limitation, Capital Point Ltd.) shall not be subject to any Market Standoff Period or be required to execute or sign any contractual “Lock-up”, agreement, restriction, or other limitation stated in this Section, other than as required by the applicable law, rule or regulation, if any.

2.11               The provisions of this Section 2.10 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holder if all, officers, directors and shareholders of the Company holding more than 1% of the Company’s outstanding Ordinary Shares (after giving effect to conversion into Ordinary Shares of all outstanding Preferred Shares), enter into similar agreements and restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12               Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities including the affirmative consent of Centillion Fund, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder or prospective holder any registration rights superior or equal to the rights hereunder.

2.13               Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2 shall terminate if the Holder may sell all of the Registrable Securities beneficially owned by such Holder, as applicable, under SEC Rule 144 or any successor rule, within a three month period.

2.14               Public Information. At any time and from time to time after the earlier of the close of business on such date as (i) a registration statement filed by the Company under the Securities Act becomes effective, (ii) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto, or (iii) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall undertake to make publicly available and available to the Holder pursuant to Rule 144, such information as is necessary to enable the Holder to make sales of Registrable Securities pursuant to that Rule. The Company shall use its reasonable best efforts to comply with the current public information requirements of Rule 144 and shall furnish thereafter to the Holder, upon request, a written statement executed by the Company as to such compliance.

2.14.1.   Cooperation by Holders. As a condition to the inclusion of any Registrable Securities in a registration pursuant to this Section 2, the Holder of such Registrable Securities shall timely furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required for any registration, qualification or legal compliance, and if the registration relates to an underwritten offering, the Holder of such Registrable Securities shall cooperate with the reasonable requests of the Managing Underwriter.

2.15          Foreign Offerings. The provisions of this Section 2 shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States.

2.16          Legends. All certificates representing any shares of the Company shall have endorsed thereon a legend to substantially the following effect:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.”

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE COMPANY’S ARTICLES OF ASSOCIATION, AS AMENDED FROM TIME TO TIME AND ANY AGREEMENT BY AND AMONG THE HOLDER HEREOF AND THE COMPANY. A COPY OF SUCH AGREEMENTS IS ON FILE AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS.”

2.17               DNA Registrable Securities. Notwithstanding anything to the contrary in this Agreement or in the Amended Articles, DNA shall be entitled to freely transfer, assign, pledgee, sell, dispose or any other similar transfer of the Registrable Securities and/or DNA Registrable Securities to Capital point Ltd. or other third party and shall be entitled to transfer any of the registration rights associated with such securities under this Agreement, without any limitations or restrictions.

3.      Miscellaneous.

3.1                   Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

3.2                   Governing Law. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be resolved in the competent court for Tel Aviv-Jaffa district, and each of the parties hereby submits irrevocably to the jurisdiction of such court.

3.3                   Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Unless otherwise stated herein, none of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of a transfer by a Holder to any Permitted Transferee thereof, subject to the limitations set forth in the Amended Articles.

3.4                   Entire Agreement; Amendment and Waiver. This Agreement and the Schedule hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede all prior and contemporaneous agreements, representations and understandings of the parties, including without limitations, the Prior Agreement. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of the Company and the Holders of at least a majority of the Registrable Securities including the affirmative consent of Centillion Fund, provided however that Sections 2.1(a), 2.17 and the last sentence of Section 2.10 (starting as of “provided however”) of this Agreement may not be amended or terminated and the observance of its terms may not be waived without the written consent of DNA. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to a specific Holder without the written consent of such Holder, unless such amendment, termination, or waiver applies to all Holders in the same manner (for the avoidance of doubt, notwithstanding anything in this agreement to the contrary, any right expressly provided for the benefit or protection of, or applying to a specifically named Investor (a “Specifically Named Investor”) may not be modified, abrogated or waived, whether through an amendment to this Agreement, or otherwise, without the prior written consent of such Specifically Named Investor). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party hereto. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 3.4 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.5                   Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered, electronic or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Investors:	The address set forth in Schedule A.

if to the Company:	Entera Bio Ltd. Jerusalem Bio Park PO Box 12117 Jerusalem 91220 Tel: +972-54-535-2683 Attn: Dr. Phillip Schwartz

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 3.5 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via email, telecopier or facsimile, upon transmission and electronic confirmation of receipt or, if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt (provided, however, that any notice of change of address shall only be valid upon receipt).

3.6                   Additional Investors. Notwithstanding anything to the contrary contained herein, (i) if the Company issues additional Preferred B Shares pursuant to the Purchase Agreement, any purchaser of such shares may become a party to this Agreement by executing a delivering a signature page to this agreement, and (ii) any of the lenders under the 2016 CLA according to the terms of the 2016 CLA., shall be deemed an “Investor” for all purposes hereunder, and Schedule A attached hereto will be updated accordingly. No action or consent by the Investors or any other party shall be required for such purpose.

3.7                   Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

3.8                   Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

3.9                   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

3.10                 Aggregation of Shares. All Preferred Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For the purpose of this Section 3.9 “affiliated entities or persons” shall mean, with respect to any entity or person, its Permitted Transferees.

3.11                 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Investors' Rights Agreement as of the date first hereinabove set forth.

ENTERA BIO LTD.

By:	/s/ Phillip Schwartz

Name:	Phillip Schwartz

Title:	CEO

[Signature Page to Entera Bio Ltd. Amended and Restated Investors' Rights Agreement]

Signature page to Entera Amended and Restated IRA

IN WITNESS WHEREOF the parties have signed this Amended and Restated Investors' Rights Agreement as of the date first hereinabove set forth.

INVESTOR:

By:

Name:

Title:

[Signature Page to Entera Bio Ltd. Amended and Restated Investors' Rights Agreement]

Schedule A

Name of Investor	Address
D.N.A. Biomedical Solutions Ltd.	[Intentionally omitted]
Centillion Fund	[Intentionally omitted]
WFI E. BIO , llc
Menachem Raphael	[Intentionally omitted]
HFN Trust Company 2013 Ltd.	[Intentionally omitted]
Revach Fund LP	[Intentionally omitted]
Europa International Inc	[Intentionally omitted]
Jack Eizikovitz	[Intentionally omitted]
Fragrant Partners LLC	[Intentionally omitted]
Ivan Berkowitz	[Intentionally omitted]
Kenneth Rubinson	[Intentionally omitted]
Robert Stricker
Jean Marc Bara
Gary S. Gladstein 2009 Revocable Trust
Ruth T. Benanav Revocable Trust)
Efrat Investments
FirstFire Global Opportunities Fund LLC
Thomas J. Holevas
Harold and Nancy Jacob
Gil Barel
Oren Elbaz
Avi Domoshevizki
Piada Investment
Rosalind Capital Partners L.P
Rosalind Master Fund L.P.
Gal Gordon
Phillip Schwartz
Northlea Partners LLLP	[Intentionally omitted]
Republic Construction Corporation	[Intentionally omitted]
Joe N. & Jamie W. Behrendt Revocable Trust dtd 10/30/96	[Intentionally omitted]
Gibralt US, Inc.	[Intentionally omitted]
Bozarth LLC	[Intentionally omitted]
Richard A Brown Trust	[Intentionally omitted]
Alexander J. Brown Trust	[Intentionally omitted]
Robert G. Curtin	[Intentionally omitted]
Robert G. Curtin 401k	[Intentionally omitted]
Rob DeSantis	[Intentionally omitted]
Stephen A. DiChiara	[Intentionally omitted]
James L. Dritz	[Intentionally omitted]
Norm Dumbroff	[Intentionally omitted]
Robert D. Frankel	[Intentionally omitted]

Name of Investor	Address
Charles Freeland	[Intentionally omitted]
John P. Funkey Revocable Trust dtd 2/26/90	[Intentionally omitted]
John O. Gallant	[Intentionally omitted]
Albert Gentile & Hiedi Gentile	[Intentionally omitted]
Richard Gostanian	[Intentionally omitted]
Gubbay Investments LLC	[Intentionally omitted]
Joel L. Hochman Revocable Trust UAD 12/8/1994	[Intentionally omitted]
Edward O'Connell	[Intentionally omitted]
Michael J. Pierce	[Intentionally omitted]
Casimir S. Skrzypczak	[Intentionally omitted]
David & Susan Stollwerk	[Intentionally omitted]
Howard Stringer	[Intentionally omitted]
Clayton Struve	[Intentionally omitted]
Raphael Tshibangu	[Intentionally omitted]
The Elizabeth M. Walenczyk 2011 Revocable Trust	[Intentionally omitted]
Michael Zimmerman	[Intentionally omitted]
Asaf Oren
Lars Bader	[Intentionally omitted]
Yisroel Brauner & Chana Brauner	[Intentionally omitted]
Meryle Evans Family Trust	[Intentionally omitted]
Andrew & Melissa Fisher	[Intentionally omitted]
Walter G. Gans	[Intentionally omitted]
M & M Investors (Partnership)	[Intentionally omitted]
Clay Lebhar	[Intentionally omitted]
Clyde Smith McGregor & LeAnn Pedersen Pope Revocable Trust U/A/D 10/22/16	[Intentionally omitted]
Daniel Michael	[Intentionally omitted]
Gilbert S. Omenn	[Intentionally omitted]
David M. Rickey Trust dtd 5/8/02	[Intentionally omitted]
Dyke Rogers	[Intentionally omitted]
Sack Investment Holdings SAS, LLC	[Intentionally omitted]
Sack Family Partners, LP	[Intentionally omitted]
Whiting Holdings, LP	[Intentionally omitted]